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                                   EXHIBIT 21

                         Subsidiaries of the Registrant

Parent
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CKF Bancorp, Inc.

                                                                    State or Other
                                                                    Jurisdiction of    Percentage
Subsidiaries (1)                                                    Incorporation       Ownership
----------------                                                    -------------       ---------
Central Kentucky Federal Savings Bank                               United States         100%


Subsidiary of Central Kentucky Federal Savings Bank (1)
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Central Kentucky Savings and Loan Service Corporation               Kentucky              100%

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(1)  The assets, liabilities, and operations of the subsidiaries are included in the consolidated financial statements contained in Item 8 herein.